                           ZAPATA ENERGY INDUSTRIES
                      CONDENSED COMBINED BALANCE SHEETS
                          (unaudited, in thousands)

                                              June 30,      September 30,
                                               1995             1994
                                              --------      -------------
                               ASSETS
Current assets:
  Cash                                        $  2,202        $  1,678
  Receivables                                   10,198          11,389
  Inventories                                   24,173          17,629
                                              --------        --------
    Total current assets                        36,573          30,696
                                              --------        --------
Intangible and other assets                     20,015          19,434
                                              --------        --------
Property and equipment, net                     59,497          52,496
                                              --------        --------
   Total assets                               $116,085        $102,626
                                              --------        --------
                                              --------        --------
                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt        $ 27,228        $     94
  Accounts payable                               3,558           2,745
  Accrued liabilities                            4,743           3,995
                                              --------        --------
    Total current liabilities                   35,529           6,834
                                              --------        --------
Long-term debt                                     763          15,106
                                              --------        --------
Deferred income taxes                            1,651           1,422
                                              --------        --------
Due to parent                                   52,842          55,677
                                              --------        --------
Stockholder's equity:
  Common stock ($1.00 par value) authorized,
   issued and outstanding: 3,000 shares              3               3
  Capital in excess of par value                20,787          20,787
  Reinvested earnings                            4,510           2,797
                                              --------        --------
                                                25,300          23,587
                                              --------        --------
  Total liabilities and stockholder's equity  $116,085        $102,626
                                              --------        --------
                                              --------        --------

The accompanying notes are an integral part of the financial statements.

               ZAPATA ENERGY INDUSTRIES
         CONDENSED COMBINED INCOME STATEMENTS
               (unaudited, in thousands)

                                            Nine Months     Eight Months
                                               Ended           Ended
                                           June 30, 1995   June 30, 1994
                                           -------------   -------------

Revenues                                      $53,086         $49,874
                                              -------         -------
Expenses:
  Operating expenses                           40,221          36,480
  Depreciation and amortization                 4,322           3,600
  Selling, general and administrative           3,742           4,952
                                              -------         -------
                                               48,285          45,032
                                              -------         -------
Operating income                                4,801           4,842
Interest expense, net                          (2,208)         (2,549)
Other income                                      474            --
                                              -------         -------
Income before income taxes                      3,067           2,293
Provision for income taxes                      1,354             941
                                              -------         -------
Net income                                    $ 1,713         $ 1,352
                                              -------         -------
                                              -------         -------

The accompanying notes are an integral part of the financial statements.

                      ZAPATA ENERGY INDUSTRIES
             CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                      (unaudited, in thousands)

                                                            Nine Months     Eight Months
                                                               Ended           Ended
                                                           June 30, 1995   June 30, 1994
                                                           -------------   -------------
Cash flow provided by operating activities:
    Net income                                               $  1,713         $ 1,352
                                                             --------         -------
    Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation and amortization                           4,322           3,600
        Changes in other assets and liabilities                (3,973)         (4,121)
                                                             --------         -------
               Total adjustments                                  349            (521)
                                                             --------         -------
               Net cash provided by operating activities        2,062             831
                                                             --------         -------
Cash flow used by investing activities:
    Capital expenditures                                      (11,495)         (4,995)
    Business acqusitions, net of cash acquired                     --         (73,222)
                                                              -------         -------
               Net cash used by investing activities          (11,495)        (78,217)
                                                             --------         -------
Cash flow provided (used) by financing activities:
    Borrowings                                                 12,864            --
    Principal payments of long-term obligations                   (72)            (98)
    Proceeds from issuance of common stock
       to Parent                                                   --          20,790
    Advances from (repayments to) Parent                       (2,835)         60,812
                                                             --------         -------
               Net cash provided by financing activities        9,957          81,504
                                                             --------         -------
Net increase in cash and cash equivalents                         524           4,118
Cash and cash equivalents at beginning of period                1,678            --
                                                             --------         -------
Cash and cash equivalents at end of period                   $  2,202         $ 4,118
                                                             --------         -------
                                                             --------         -------

The accompanying notes are an integral part of the financial statements.

                            ZAPATA ENERGY INDUSTRIES
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS  (Unaudited)

NOTE 1.  ORGANIZATION

      The combined financial statements of Zapata Energy Industries ("Zapata Energy Industries" or the "Company") include Zapata Rentals, Inc., Zapata Compression Investments, Inc. and Energy Industries, Inc., three wholly-owned subsidiaries of Zapata Corporation ("Zapata"). Zapata Energy Industries is engaged in the business of renting, fabricating, selling, and servicing natural gas compressor packages used in the oil and gas industry.

NOTE 2.  FINANCIAL STATEMENTS

      The condensed combined financial statements included herein have been prepared by Zapata Energy Industries, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed financial statements be read in conjunction with the audited combined financial statements as of September 30, 1994 and the notes thereto.

NOTE 3.  INTEREST EXPENSE

      The Company's interest expense includes an allocation of interest expense from Zapata totaling $1,243,000 for the nine months ended June 30, 1995 and $2,709,000 for the eight months ended June 30, 1994. Interest expense of Zapata that was not directly attributable to or related to other operations of Zapata was allocated to the Company based on net assets.

NOTE 4.  INVENTORIES

      The Company maintains inventories to support package fabrication in the Corpus Christi, Texas headquarters, as well as repair and maintenance operations in the branch offices. Inventories as of June 30, 1995 are comprised of the following components (in thousands):

      Major fabrication components                     $ 9,480
      Parts to support fabrication                       6,164
      Parts to support field service                     5,808
      Used parts and equipment                           2,680
      Labor in process                                      41
                                                       -------
                                                       $24,173
                                                       -------
                                                       -------

NOTE 5.  SUBSEQUENT EVENT

      On June 30, 1995, Zapata announced that it had entered into an agreement to sell the assets of Zapata Energy Industries for $130 million to Enterra Corporation. The agreement is subject to the signing of a definitive agreement containing customary and reasonable representations and warranties and indemnification provisions and certain government approvals.

      As of June 30, 1995, the Company was not in compliance with certain cash flow covenants related to its Texas Commerce Bank loan. As a result of the covenant violation, the total balance outstanding of $26,800,000 at June 30, 1995 related to this loan is reflected as a current liability.